UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 3, 2013

United Online, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-33367	77-0575839
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21301 Burbank Boulevard
Woodland Hills, California 91367
(Address of Principal Executive Offices) (Zip Code)

Telephone: (818) 287-3000
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.      Results of Operations and Financial Condition.

On April 30, 2013, United Online, Inc. (the “Company”) issued a press release (the “Press Release”) announcing its financial results for the quarter ended March 31, 2013 and other financial information.  A copy of the Press Release was furnished as Exhibit 99.1 to the report filed on Form 8-K on April 30, 2013. In addition, on April 30, 2013, the Company conducted a conference call and webcast to discuss its financial results for the quarter ended March 31, 2013 (the “Earnings Call”), and in connection therewith posted on the Company’s corporate website a document entitled “First Quarter 2013 Financial Highlights” (the “Financial Highlights”) and a document containing the Company’s quarterly financial information for the quarter ended March 31, 2012 through the quarter ended March 31, 2013 (the “Web Tables”).

This report on Form 8-K serves to correct errors contained in the Press Release, the Financial Highlights and the Web Tables and verbal errors made in statements during the Earnings Call, as described below:

•	The Press Release and the Web Tables overstated provision for income taxes as $5,166,000 instead of $3,202,000 for the quarter ended March 31, 2013. As a result, the following financial information was understated:

	•	net income as $8,155,000 instead of $10,119,000 for the quarter ended March 31, 2013,

	•	net income attributable to common stockholders as $7,920,000 instead of $9,857,000 for the quarter ended March 31, 2013, and

	•	basic and diluted net income per common share as $0.09 instead of $0.11 for the quarter ended March 31, 2013.

•

The following financial information for the quarter ended March 31, 2013 and as of March 31, 2013 and December 31, 2012, as applicable, was misstated in the Press Release, the Financial Highlights and the Web Tables, as applicable, due to the overstatement of provision for income taxes: income allocated to participating securities; effective income tax rate; income tax effect of adjusting entries; adjusted net income attributable to common stockholders; other assets; total assets; accrued liabilities; total liabilities; stockholders’ equity; total liabilities and stockholders’ equity; and change in other assets, as well as change in accounts payable and accrued liabilities, as included in cash flows from operating activities.

•

In the Earnings Call, certain statements as originally presented included inaccurate information. The following corrects the Company’s estimate of its annual effective income tax rate for 2013, which was overstated as 36% instead of 31% in the Earnings Call: “We estimate that our annual effective income tax rate for 2013 will be approximately 31% on a GAAP basis due to a reduction in the U.K. corporate tax rate which is expected to occur in the third quarter.”

On May 3, 2013, the Company issued a corrected press release announcing its financial results for the quarter ended March 31, 2013 and other financial information, a copy of which is furnished as Exhibit 99.1 to this report.  The Company also posted on its corporate website corrected versions of the Financial Highlights and the Web Tables.  The information furnished under this report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.  By referring to the Company’s corporate website, the Company does not incorporate such website or any portion of such website by reference into this report on Form 8-K.

Item 9.01.       Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit No.	Description
	99.1	Press release dated May 3, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2013	UNITED ONLINE, INC.

	By:	/s/ Neil P. Edwards
Neil P. Edwards
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated May 3, 2013.